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                                                                    EXHIBIT 99.1

                                    LUMINEX

             LUMINEX CORPORATION REPORTS 2003 SECOND QUARTER RESULTS


Austin, TX - July 23 /PRNewswire-FirstCall/ -- Luminex Corporation (Nasdaq:
LMNX) today announced its financial results for the quarter ended June 30, 2003.

Revenue for the second quarter of 2003 was $5.6 million, compared with $3.2 million in the second quarter of 2002. Net loss for the second quarter was $1.9 million or $0.06 per share, compared with $6.2 million, or $0.21 per share in the second quarter of 2002.

Revenue for the second quarter of 2003 consisted of $3.5 million from the sale of 140 Luminex systems, $1.2 million from the sale of consumables, $285,000 of royalties and $641,000 of other revenues. This compares to $1.6 million from the sale of 60 Luminex systems, $1.0 million from the sale of consumables, $186,000 of royalties and $400,000 of other revenues in the second quarter of 2002.

"We remain encouraged by our continuing sequential improvement in operating results," said Tom Erickson, Interim President and CEO. "We believe that our moves to restructure the company and focus our efforts are resulting in improved margin performance."

Luminex will host a conference call to discuss the results for the second quarter of 2003 at 8:30 a.m. Eastern Daylight Time on July 24, 2003. The call will be available via Web cast live at http://www.luminexcorp.com. Simply log on to the web at the address above and access the Investor Relations link.

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP(TM) system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is already in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this earnings release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale



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manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business and search for a new chief executive officer, as well as the risks discussed under the heading "Factors That May Affect Future Results" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:          Harriss T. Currie
                  Acting Chief Financial Officer
                  (512) 219-8020

                              -see attached tables-





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                              LUMINEX CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                         JUNE 30,      DECEMBER 31,
                                                           2003           2002
                                                         ---------     -----------
                                                        (unaudited)
Current assets:
      Cash and cash equivalents ....................     $  38,696      $  40,482
      Accounts receivable, net .....................         3,092          2,460
      Inventory ....................................         4,648          6,764
      Other ........................................         1,258            773
                                                         ---------      ---------
          Total current assets .....................        47,694         50,479

Property and equipment, net ........................         1,951          2,397
Other ..............................................           933            747
                                                         ---------      ---------
          Total assets .............................     $  50,578      $  53,623
                                                         =========      =========

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued liabilities .....     $   3,567      $   4,187
      Deferred revenue .............................           793            971
                                                         ---------      ---------
          Total current liabilities ................         4,360          5,158
Deferred revenue ...................................         2,852          2,894
                                                         ---------      ---------
          Total liabilities ........................         7,212          8,052
                                                         ---------      ---------
Stockholders' equity:
      Common stock .................................            30             29
      Additional paid-in capital ...................       122,385        121,702
      Accumulated other comprehensive loss .........          (163)           (79)
      Accumulated deficit ..........................       (78,886)       (76,081)
                                                         ---------      ---------
          Total stockholders' equity ...............        43,366         45,571
                                                         ---------      ---------
          Total liabilities and stockholders' equity     $  50,578      $  53,623
                                                         =========      =========



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                              LUMINEX CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       THREE MONTHS ENDED            SIX MONTHS ENDED
                                                             JUNE 30,                     JUNE 30,
                                                      ----------------------      ----------------------
                                                        2003          2002          2003         2002
                                                      --------      --------      --------      --------
                                                            (unaudited)                (unaudited)
Revenue .........................................     $  5,642      $  3,177      $ 10,744      $  5,464
Cost of revenue .................................        3,705         2,648         7,327         4,643
                                                      --------      --------      --------      --------
              Gross profit ......................        1,937           529         3,417           821
Operating expenses:
              Research and development ..........          881         2,144         1,712         4,138
              Selling, general and administrative        3,051         4,809         6,556         9,951
                                                      --------      --------      --------      --------
                  Total operating expenses ......        3,932         6,953         8,268        14,089
                                                      --------      --------      --------      --------
Loss from operations ............................       (1,995)       (6,424)       (4,851)      (13,268)
              Other income, net .................           96           182           206           402
              Settlement of litigation ..........           --            --         1,840            --
                                                      --------      --------      --------      --------
Net loss ........................................     $ (1,899)     $ (6,242)     $ (2,805)     $(12,866)
                                                      ========      ========      ========      ========
Net loss per share, basic and diluted ...........        (0.06)        (0.21)        (0.09)        (0.44)
                                                      ========      ========      ========      ========
Shares used in computing net loss
     per share, basic and diluted ...............       29,642        29,293        29,590        29,123